Exhibit 99.1

ECA Marcellus Trust I

ECA Marcellus Trust I Announces Quarterly Distribution

ECA Marcellus Trust I

The Bank of New York Mellon Trust Company, N.A., Trustee

News

Release

For Immediate Release

AUSTIN, Texas May 7, 2012 —   ECA MARCELLUS TRUST I (NYSE: ECT) announced today that the Trust’s distribution for the quarter ended March 31, 2012 will be $.574 per common unit, which is expected to be distributed on or before May 31, 2012 to holders of record as of the close of business on May 21, 2012. The Trust’s quarterly income available for distribution was $.522 which was $.052 below the subordination threshold. As a result, the distribution per common unit is the subordination threshold amount of $.574 for the quarter.

The Trust was formed by Energy Corporation of America (“ECA”) to own royalty interests in natural gas properties owned by ECA in the Marcellus Shale formation in Greene County, Pennsylvania, and is entitled to receive certain amounts of the proceeds attributable to ECA’s interest in the sale of production from the properties.  As described in the Trust’s filings, the amount of the quarterly distributions is expected to fluctuate from quarter to quarter, depending on the proceeds received by the Trust as a result of production and natural gas prices and the amount of the Trust’s administrative expenses, among other factors.

Energy Corporation of America, the sponsor of the ECA Marcellus Trust I announced that it will host a conference call on May 8th at 1:00 pm EDT.  The call information is 1-866-356-4123 (domestic) or 1-617-597-5393 (international) the participant code for both numbers is 39243737. The call may also be accessed via the internet at http://www.media-server.com/m/p/hjfzgj6c. A replay of the call can be accessed from May 8, 2012 (3:00 PM, ET) through May 15, 2012 (11:59 AM, ET) by calling 1-888-286-8010 (domestic) or 1-617-801-6888 (international) the participant code for both replay lines is 10840454.

Pursuant to IRC Section 1446, withholding tax on income effectively connected to a United States trade or business allocated to foreign partners should be made at the highest marginal rate.  Under Section 1441, withholding tax on fixed, determinable, annual, periodic income from United States sources allocated to foreign partners should be made at 30% of gross income unless the rate is reduced by treaty.  This release is intended to be a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b) by ECA Marcellus Trust I, and while specific relief is not specified for Section 1441 income, this disclosure is intended to suffice.  Nominees and brokers should withhold 35% of the distribution made to foreign partners.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders. The anticipated distribution is based, in part, on the amount of cash received or expected to be received by the Trust from ECA with respect to the relevant quarterly period. Any differences in actual cash receipts by the Trust could affect this distributable amount. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither ECA nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in Common Units issued by ECA Marcellus Trust I is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, and all of its other filings with the Securities and Exchange Commission. The Trust’s annual, quarterly and other filed reports are or will be available over the Internet at the SEC’s web site at http://www.sec.gov.

Contact:	ECA Marcellus Trust I
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
919 Congress Avenue Austin, TX 78701